UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 19, 2026

ZEBRA TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 847-634-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $.01 per share	ZBRA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of Zebra Technologies Corporation (the “Company”) held on May 19, 2026, the Company’s stockholders approved the Zebra Technologies Corporation 2026 Long-Term Incentive Plan (the “2026 LTIP”), which previously had been approved by the Company’s Board of Directors (the “Board”) subject to stockholder approval. The following paragraphs provide a summary of certain terms of the 2026 LTIP.

 The purposes of the 2026 LTIP are to: align participants’ long-term compensation with the interests of the Company and its stockholders; and attract, retain, motivate and reward key personnel.

 Under the 2026 LTIP, the Company may grant: Incentive Stock Options; Nonqualified Stock Options; Stock Appreciation Rights; Restricted Stock; Restricted Stock Units; Performance Awards; Performance Shares; Performance Units; and Other Stock Awards.

 Subject to the terms and conditions of the 2026 LTIP, the number of shares authorized for grants under the 2026 LTIP is 2,430,000, reduced by the number of Shares subject to awards granted under the Zebra Technologies Corporation 2018 Long-Term Incentive Plan after December 31, 2025 and prior to the effective date of the Plan.

The foregoing description of the 2026 LTIP does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2026 LTIP, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Company held its Annual Meeting of Stockholders on May 19, 2026.

(b)	The Company’s stockholders voted on the proposals listed below. For each of Proposals 1, 2 and 3 the Broker Non-Votes totaled 2,576,907.

1.	Proposal 1. Election of Four Directors.

For the election of the following persons as Class III Directors to the Board of Directors of the Company to hold office for a three-year term expiring at the 2029 Annual Meeting or until their respective successors are duly elected and qualified:

Directors	For	Against	Abstain
William J. Burns	37,921,809	2,066,437	25,476
Linda M. Connly	34,456,974	5,513,420	43,328
Anders Gustafsson	36,462,835	3,528,016	22,871
Janice M. Roberts	36,701,247	3,292,139	20,336

2.	Proposal 2. Advisory Vote to Approve the Compensation of Named Executive Officers.

Advisory vote to approve the following resolution: “Resolved, that the compensation of the Named Executive Officers of Zebra Technologies Corporation, as disclosed pursuant to Item 402 of Regulation S-K, as described in and including the Executive Summary – Compensation Discussion and Analysis, Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement, is approved by the stockholders of Zebra.”

For	Against	Abstain
37,250,605	2,694,957	68,160

3.	Proposal 3. Approval of Zebra Technologies Corporation 2026 Long-Term Incentive Plan, was as follows.

For	Against	Abstain
38,887,185	1,073,711	52,826

4.	Proposal 4. Ratification of Appointment of Independent Auditors.

To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2026.

For	Against	Abstain
39,627,804	2,938,614	24,211

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	2026 Zebra Long-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 26, 2026	By:	/s/ Cristen Kogl
Cristen Kogl
Chief Legal Officer, General Counsel & Corporate Secretary